UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2016

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 2, 2016, First Commonwealth Financial Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DCB Financial Corp. (“DCB”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, DCB will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger. It is anticipated that following the consummation of the Merger, Delaware County Bank and Trust Company, a wholly owned subsidiary of DCB, will merge with and into First Commonwealth Bank, a wholly owned subsidiary of the Company, with First Commonwealth Bank as the surviving bank (together with the Merger, the “Transaction”) pursuant to a separate Bank Merger Agreement. The Merger Agreement was unanimously approved by the Board of Directors of each of the Company and DCB.
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), DCB shareholders will be entitled to receive 1.427 shares of Company common stock or $14.50 in cash for each share of DCB common stock. Subject to proration to ensure that the aggregate merger consideration is comprised of 80% Company common stock and 20% cash, DCB Financial shareholders may elect to specify the number of their shares to exchange for the cash consideration and the number of their shares to exchange for the stock consideration. The aggregate merger consideration, including cash consideration to be paid to holders of outstanding DCB stock options, is expected to be approximately $107.3 million. Each outstanding option to acquire shares of Company common stock will be cancelled in exchange for a cash payment equal to the value of the option, if any. In addition, unvested restricted stock will vest in full upon the merger and will be entitled to receive the merger consideration.
The Merger Agreement contains customary representations and warranties from the Company and DCB, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of DCB’s businesses during the interim period between the execution of the Merger Agreement and the closing of the Merger, (2) DCB’s obligations to facilitate its shareholders’ consideration of, and voting upon, the Merger Agreement and the Merger, (3) the recommendation by the Board of Directors of DCB in favor of approval of the Merger Agreement and the Merger by its shareholders, and (4) DCB’s non-solicitation obligations relating to alternative business combination transactions.
The completion of the Merger is subject to the approval of DCB shareholders, regulatory approvals and customary closing conditions and is expected to close during the second quarter of 2017. Immediately following the Merger, the Company will designate one individual who is currently a director of DCB, as mutually agreed upon by DCB and the Company, to be appointed to the Board of Directors of the Company.
The Merger Agreement contains customary termination rights for both the Company and DCB and further provides that a termination payment of approximately $5.3 million will be payable by DCB to the Company in certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, DCB, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; are solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or DCB or any of their respective subsidiaries or affiliates. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will file in connection with the Merger, as well as in the other filing that the Company makes with the SEC.

Item 7.01.	Regulation FD Disclosure

The Company’s investor presentation, dated October 3, 2016, relating to this transaction is attached as Exhibit 99.1 and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 8.01.	Other Events

On October 3, 2016, the Company and DCB issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

The Company and DCB will file a proxy statement/prospectus and other relevant documents with the SEC in connection with the Merger.

THE SHAREHOLDERS OF DCB ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents the Company and DCB have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents the Company has filed with the SEC by contacting Matthew C. Tomb, Chief Risk Officer and General Counsel, First Commonwealth Financial Corporation, 601 Philadelphia Street, Indiana, PA 15701, telephone: (800) 711-2265; and may obtain free copies of the documents DCB has filed with the SEC by contacting Daniel Mohr, Chief Financial Officer, DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, Ohio 43035, telephone: (740) 657-7510.

DCB and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of DCB in connection with the proposed Merger. Information concerning such participants’ ownership of DCB common stock will be set forth in the proxy statement/prospectus relating to the Merger when they become available.

The information in this Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements:

This Current Report on Form 8-K contains “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of the Company and DCB.

Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in the Company and DCB reports filed with the SEC and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward- looking statements or historical performance: ability to obtain regulatory approvals in a timely manner and without significant expense or other burdens; ability to meet other closing conditions to the merger, including approval by DCB shareholders; delay in closing the Merger; difficulties and delays in integrating the businesses of DCB and the Company or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of the Company products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize anticipated cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and the actions and policies of the federal and state bank regulatory authorities and legislative and regulatory actions and reforms. The Company and DCB undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between First Commonwealth Financial Corporation and DCB Financial Corp, dated October 2, 2016*

99.1	Investor Presentation dated October 3, 2016

99.2	Press Release dated October 3, 2016

* The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2016
FIRST COMMONWEALTH FINANCIAL CORPORATION

By:    /s/ James R. Reske
Name: James R. Reske
Title: Executive Vice President, Chief
Financial Officer and Treasurer